Exhibit 24.4

POWER OF ATTORNEY WITH RESPECT TO
SB-2 REGISTRATION STATEMENT AND
PRE-EFFECTIVE AMENDMENTS THERETO
TO BE FILED BY NATIONAL LAMPOON, INC.

Each of the undersigned, a director of National Lampoon, Inc., appoints Daniel S. Laikin his true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable National Lampoon, Inc. to comply with the Securities Act of 1933, and any requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) and any pre-effective amendments thereto, including, but not limited to, power and authority to sign his name to the Registration Statement and any pre-effective amendments thereto, and to file the Registration Statement and any pre-effective amendments thereto with the Securities and Exchange Commission. The undersigned ratifies and confirms all that the attorney and agent shall do or cause to be done by virtue hereof. The attorney and agent shall have, and may exercise, all the powers conferred by this instrument.

Each of the undersigned has signed his name as of the 15th day of July 2005.

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James P. Jimirro

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Timothy Durham

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Paul Skjodt

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Joshua Finkenberg

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Ron Berger

/s/ Richard Irvine
Richard Irvine